Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Second Quarter 2017 Results

and Revises 2017 Guidance

Radnor, PA, July 20, 2017 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2017.

Management Comments

“We are encouraged by the continued execution of our 2017 business plan during the second quarter,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.  “Our 2017 speculative revenue target is now 98% complete.  We have also completed 75% of our 2017 net disposition target.  Our balance sheet continued to strengthen during the second quarter as we redeemed our $100.0 million, 6.9% perpetual preferred shares, at par, and repaid our $300.0 million unsecured bonds upon maturity funded through a combination of cash and our unsecured line of credit.  During the quarter, we also delivered our 111,000 square foot, 100% pre-leased, build-to-suit property in King of Prussia, Pennsylvania.  With our operating plan substantially complete and, in assessing the occupancy timing of our leasing pipeline, several tenants delaying actual occupancy of their leased space and the staged delivery of some of the residential units at FMC Tower at Cira Centre South, we are revising and narrowing our 2017 FFO guidance range from $1.33 to $1.40 to $1.34 to $1.38 per diluted share.”

Second Quarter Highlights

Financial Results

▪	Net income to common shareholders; $4.1 million, or $0.02 per share.
▪	Funds from Operations (FFO); $57.4 million, or $0.32 per share.
▪

Our second quarter results include a one-time, non-cash charge related to unamortized issuance costs of our redeemed preferred shares totaling $3.2 million, or $0.02 per diluted share, excluding this charge, net income and FFO would be $0.04 and $0.34 per diluted share, respectively.

Portfolio Results

▪	Core portfolio was 92.2% occupied and 93.5% leased.
▪	Signed 995,000 million square feet of new and renewal leases.
▪	Achieved 77% tenant retention ratio.
▪	Rental rate market-to-market increased 1.3% / 17.8% on GAAP/Cash basis.

2017 Business Plan Revisions

▪	Same Store: GAAP NOI adjusted from 0-2% to 0-1%
▪	Same Store: Cash NOI adjusted from 6-8% to 7-8%
▪	Same Store: Year-end Occupancy; adjusted from 94-95% to 93-94%
▪	GAAP Rental Rates: Adjusted from 5-7% to 6-7%
▪	Cash Rental Rates: Adjusted from 9-11% to 10-11%

555 East Lancaster Avenue, Suite 100, Radnor, PA  19087 Phone: (610) 325-5600 • Fax: (610) 325-5622

Recent Transaction Activity

▪

On July 18, 2017, we completed the sale of 49.5 acres of land known as Bishops Gate in Mount Laurel, New Jersey for a gross sales price of $6.0 million.  The land was classified as held-for-sale in our balance sheet at June 30, 2017.

▪

On June 27, 2017, we completed the sale of four office properties containing 135,000 rentable square feet located in Marlton, New Jersey known as the Evesham Corporate Center for a gross sales price of $9.7 million.  Our loss on sale totaled $0.3 million.

▪

On June 12, 2017, we completed the sale of a retail property located in Mount Laurel, New Jersey, containing approximately 10,800 rentable square feet for a gross sales price of $8.2 million.  Our gain on sale totaled $1.4 million.

▪	On April 28, 2017, we completed the sale of 8.4 acres of vacant land from our Garza Ranch land parcel in Austin, Texas for a gross sales price of $11.8 million.

Recent Finance / Capital Markets Activity

▪

On May 1, 2017, we repaid our $300.0 million unsecured 5.70% Guaranteed Notes upon maturity.  Available cash balances and borrowing under our unsecured line of credit were used to fund the repayment of the unsecured notes.

▪

As previously announced on April 11, 2017, we completed the redemption of our 4,000,000 preferred shares for $100 million, or $25.00 per share.  During the second quarter 2017, we recorded a one-time, non-cash charge related to unamortized issuance costs totaling $3.2 million, or $0.02 per diluted share.

▪	We have $200.0 million outstanding on our $600.0 million unsecured revolving credit facility as of June 30, 2017.
▪	We have $37.9 million of cash and cash equivalents on-hand as of June 30, 2017.

Results for the Three and Six Month Period Ended June 30, 2017

Net income allocated to common shares totaled $4.1 million or $0.02 per diluted share in the second quarter of 2017 compared to a net loss of ($3.1 million) or ($0.02) per diluted share in the second quarter of 2016.

FFO available to common shares and units $57.4 million or $0.32 per diluted share in each of the second quarters ended in 2017 and 2016.  Our 2017 results include a one-time, non-cash charge related to our preferred share redemption totaling $3.2 million, or $0.02 per diluted share.  Our second quarter 2017 payout ratio ($0.16 common share distribution / $0.32 FFO per diluted share) was 50.0%.

Net income allocated to common shares totaled $23.4 million or $0.13 per diluted share in the first six months of 2017 compared to net income of $41.0 million or $0.23 per diluted share in the first six months of 2016.

Our FFO available to common shares and units for the first six months of 2017 totaled $113.5 million, or $0.64 per diluted share versus $45.7 million, or $0.26 per diluted share in the first six months of 2016.  Our 2016 results included a $66.6 million, or $0.38 per share, charge for the early extinguishment of debt related to our sale of Cira Square.  Excluding the early extinguishment of debt, FFO available to common shares and units in the first six months of 2016 totaled $112.3 million or $0.63 per diluted.  Our first six months 2017 FFO payout ratio ($0.32 common share distribution / $0.64 FFO per diluted share) was 50.0%.

Operating and Leasing Activity

In the second quarter of 2017, our Net Operating Income (NOI) excluding termination revenues and other income items increased 1.2% on a GAAP basis and increased 10.1% on a cash basis for our 93 same store properties, which were 92.2% and 94.0% occupied on June 30, 2017 and June 30, 2016, respectively.

We leased approximately 995,000 square feet and commenced occupancy on 973,000 square feet during the second quarter of 2017.  The second quarter occupancy activity includes 781,000 square feet of renewals, 173,000 square feet of new leases and 19,000 square feet of tenant expansions.  We have an additional 191,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2017.

We achieved a 77.0% tenant retention ratio in our core portfolio with net negative absorption of (60,000) square feet during the second quarter of 2017.  Second quarter rental rate growth increased 1.3% as our renewal rental rates increased 1.1% and our new lease/expansion rental rates increased 7.1%, all on a GAAP basis.

At June 30, 2017, our core portfolio of 94 properties comprising 15.0 million square feet was 92.2% occupied and we are currently 93.5% leased (reflecting new leases commencing after June 30, 2017).

Distributions

On May 18, 2017, our Board of Trustees declared a quarterly dividend distribution of $0.16 per common share that is payable on July 21, 2017 to shareholders of record as of July 7, 2017.

2017 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our previously issued 2017 net income guidance of $0.20 to $0.27 per diluted share to $0.17 to $0.21 per diluted share and adjusting our previously issued 2017 FFO guidance of $1.33 to $1.40 per diluted share to $1.34 to $1.38 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2017 FFO and earnings per diluted share:

Guidance for 2017		Range

Income per diluted share allocated to common shareholders	$0.17	to	$0.21
Plus: real estate depreciation, amortization	1.17		1.17

FFO per diluted share	$1.34	to	$1.38

Our 2017 FFO guidance does not include income arising from the sale of undepreciated real estate.  Other key assumptions include:

•	Occupancy ranging between 93-94% by year-end 2017 with 95-96% leased;
•	6-7% GAAP increase in overall lease rates with a resulting 0-1% increase in 2017 same store GAAP NOI;
•	7-8% increase in 2017 same store cash NOI growth;
•	Speculative Revenue Target: $27.7 million, 98% achieved;
•	$200.0 million of net sales activity; $150.7 million executed;
•	One development start, and
•	Annual FFO per diluted share based on 178.3 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 199 properties and 26.7 million square feet as of June 30, 2017, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss 2017 financial results and earnings guidance for fiscal 2017 on Friday, July 21, 2017, during the company’s earnings call.  The call will begin at 9:00 a.m. EDT and will last approximately one hour.  The conference call can be accessed by dialing 1-800-683-1525 and providing conference ID: 26630557.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, August 4, 2017, by calling 1-855-859-2056 and entering access code 26630557.  The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead – Third Quarter 2017 Conference Call

We anticipate we will release our third quarter 2017 earnings on Wednesday, October 18, 2017, after the market close and will host our third quarter 2017 conference call on Thursday, October 19, 2017 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2016.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships.  In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization.  NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently.  NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions.  NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations.  NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2017	2016
ASSETS	(unaudited)
Real estate investments:
Operating properties	$3,769,678	$3,586,295
Accumulated depreciation	(882,228)	(852,476)
Operating real estate investments, net	2,887,450	2,733,819
Construction-in-progress	119,690	297,462
Land held for development	125,157	150,970
Total real estate investments, net	3,132,297	3,182,251
Assets held for sale, net	5,569	41,718
Cash and cash equivalents	37,900	193,919
Accounts receivable, net of allowance of $2,936 and $2,373 as of June 30, 2017 and December 31, 2016, respectively	13,151	12,446
Accrued rent receivable, net of allowance of $13,857 and $13,743 as of June 30, 2017 and December 31, 2016, respectively	158,420	149,624
Investment in real estate ventures, at equity	262,107	281,331
Deferred costs, net	93,410	91,342
Intangible assets, net	59,410	72,478
Other assets	110,185	74,104
Total assets	$3,872,449	$4,099,213
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$319,405	$321,549
Unsecured credit facility	200,000	-
Unsecured term loans, net	248,264	248,099
Unsecured senior notes, net	1,144,503	1,443,464
Accounts payable and accrued expenses	99,904	103,404
Distributions payable	28,376	30,032
Deferred income, gains and rent	40,764	31,620
Acquired lease intangibles, net	15,989	18,119
Liabilities related to assets held for sale	-	81
Other liabilities	17,521	19,408
Total liabilities	$2,114,726	$2,215,776

Brandywine Realty Trust's Equity:
Preferred Shares (shares authorized-20,000,000)
6.90% Series E Preferred Shares, $0.01 par value; issued and outstanding- 0 as of June 30, 2017 and 4,000,000 as of December 31, 2016	-	40
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 175,389,815 and 175,140,760 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	1,754	1,752
Additional paid-in-capital	3,165,935	3,258,870
Deferred compensation payable in common shares	14,107	13,684
Common shares in grantor trust, 1,000,966 as of June 30, 2017, 899,457 as of December 31, 2016	(14,107)	(13,684)
Cumulative earnings	568,078	539,319
Accumulated other comprehensive loss	(1,528)	(1,745)
Cumulative distributions	(1,993,419)	(1,931,892)
Total Brandywine Realty Trust's equity	1,740,820	1,866,344
Non-controlling interests	16,903	17,093
Total beneficiaries' equity	1,757,723	1,883,437
Total liabilities and beneficiaries' equity	$3,872,449	$4,099,213

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Rents	$101,557	$103,624	$204,889	$213,787
Tenant reimbursements	18,038	15,937	36,573	35,991
Termination fees	140	554	1,813	848
Third party management fees, labor reimbursement and leasing	7,080	6,208	13,565	11,443
Other	976	858	1,871	1,614
Total revenue	127,791	127,181	258,711	263,683
Operating expenses:
Property operating expenses	37,215	36,079	74,100	76,958
Real estate taxes	11,078	11,481	22,827	23,367
Third party management expenses	2,325	2,661	4,772	4,671
Depreciation and amortization	44,263	46,907	90,155	95,780
General and administrative expenses	6,320	6,076	15,745	15,196
Provision for impairment	327	5,679	3,057	13,069
Total operating expenses	101,528	108,883	210,656	229,041
Operating income	26,263	18,298	48,055	34,642
Other income (expense)
Interest income	163	359	556	679
Interest expense	(20,304)	(19,829)	(41,741)	(43,520)
Interest expense - amortization of deferred financing costs	(596)	(644)	(1,230)	(1,418)
Interest expense - financing obligation	-	(242)	-	(523)
Equity in income (loss) of Real Estate Ventures	1,084	(1,666)	336	(2,069)
Net gain (loss) on disposition of real estate	1,088	(727)	8,411	114,729
Net gain on real estate venture transactions	-	3,128	14,582	9,057
Loss on early extinguishment of debt	-	-	-	(66,590)
Net income (loss)	7,698	(1,323)	28,969	44,987
Net (income) loss attributable to non-controlling interests	(45)	22	(214)	(367)
Net income (loss) attributable to Brandywine Realty Trust	7,653	(1,301)	28,755	44,620
Distribution to preferred shareholders	(307)	(1,725)	(2,032)	(3,450)
Preferred share redemption charge	(3,181)	-	(3,181)	-
Nonforfeitable dividends allocated to unvested restricted shareholders	(73)	(79)	(172)	(184)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$4,092	$(3,105)	$23,370	$40,986

PER SHARE DATA
Basic income (loss) per common share	$0.02	$(0.02)	$0.13	$0.23
Basic weighted average shares outstanding	175,333,300	175,013,291	175,255,564	174,901,118

Diluted income (loss) per common share	$0.02	$(0.02)	$0.13	$0.23
Diluted weighted average shares outstanding	176,756,598	175,013,291	176,480,380	175,823,970

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of Net Income to Funds from Operations:
Net income (loss) attributable to common shareholders	$4,092	$(3,105)	$23,370	$40,986
Add (deduct):
Net income (loss) attributable to non-controlling interests - LP units	37	(26)	201	361
Nonforfeitable dividends allocated to unvested restricted shareholders	73	79	172	184
Net gain on real estate venture transactions	-	(3,128)	(14,582)	(9,057)
Net (gain) loss on disposition of real estate	(1,088)	727	(8,411)	(114,729)
Provision for impairment	-	5,679	2,730	13,069
Depreciation and amortization:
Real property	35,948	33,577	69,598	66,852
Leasing costs including acquired intangibles	8,131	13,231	20,249	28,745
Company’s share of unconsolidated real estate ventures	10,449	10,549	20,689	19,554
Partners’ share of consolidated real estate ventures	(64)	(59)	(123)	(118)
Funds from operations	$57,578	$57,524	$113,893	$45,847
Funds from operations allocable to unvested restricted shareholders	(151)	(161)	(349)	(115)
Funds from operations available to common share and unit holders (FFO)	$57,427	$57,363	$113,544	$45,732

FFO per share - fully diluted	$0.32	$0.32	$0.64	$0.26

Weighted-average shares/units outstanding - fully diluted/basic	178,236,397	177,688,180	177,960,179	177,355,730

Distributions paid per common share	$0.16	$0.16	$0.32	$0.31

FFO payout ratio (distributions paid per common share/FFO per diluted share)	50.0%	50.0%	50.0%	119.2%

(a)

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 2nd QUARTER

(unaudited and in thousands)

Of the 99 properties owned by the Company as of June 30, 2017, a total of 93 properties ("Same Store Properties") containing an aggregate of 14.9 million net rentable square feet were owned for the entire three-month periods ended June 30, 2017 and 2016. As of June 30, 2017, one property was recently completed/acquired, two properties were in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 92.8% during 2017 and 94.0% during 2016. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2017	2016
Revenue
Rents	$93,483	$93,690
Tenant reimbursements	16,831	14,838
Termination fees	140	73
Other	563	395
Total revenue	111,017	108,996

Operating expenses
Property operating expenses	31,895	31,000
Real estate taxes	10,149	10,072
Net operating income	$68,973	$67,924

Net operating income - percentage change over prior year	1.5%

Net operating income, excluding net termination fees & other	$68,270	$67,456

Net operating income, excluding net termination fees & other - percentage change over prior year	1.2%

Net operating income	$68,973	$67,924
Straight line rents & other	(2,213)	(6,279)
Above/below market rent amortization	(440)	(1,669)
Amortization of tenant inducements	350	342
Non-cash ground rent	22	22
Cash - Net operating income	$66,692	$60,340

Cash - Net operating income - percentage change over prior year	10.5%

Cash - Net operating income, excluding net termination fees & other	$65,866	$59,822

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	10.1%

	Three Months Ended June 30,
	2017	2016
Net income (loss)	$7,698	$(1,323)
Add/(deduct):
Interest income	(163)	(359)
Interest expense	20,304	19,829
Interest expense - amortization of deferred financing costs	596	644
Interest expense - financing obligation	-	242
Equity in (income) loss of real estate ventures	(1,084)	1,666
Net gain on real estate venture transactions	-	(3,128)
Net (gain) loss on disposition of real estate	(1,088)	727
Depreciation and amortization	44,263	46,907
General & administrative expenses	6,320	6,076
Provision for impairment	327	5,679
Consolidated net operating income	77,173	76,960
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(8,200)	(9,036)
Same store net operating income	$68,973	$67,924

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – SIX MONTHS

(unaudited and in thousands)

Of the 99 properties owned by the Company as of June 30, 2017, a total of 93 properties ("Same Store Properties") containing an aggregate of 14.9 million net rentable square feet were owned for the entire six-month periods ended June 30, 2017 and 2016. As of June 30, 2017, one property was recently completed/acquired, two properties were in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 93.1% during 2017 and 93.9% during 2016. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2017	2016
Revenue
Rents	$187,927	$186,953
Tenant reimbursements	33,507	31,104
Termination fees	1,336	191
Other	1,013	937
Total revenue	223,783	219,185

Operating expenses
Property operating expenses	63,964	63,449
Real estate taxes	20,495	20,055
Net operating income	$139,324	$135,681

Net operating income - percentage change over prior year	2.7%

Net operating income, excluding net termination fees & other	$136,975	$134,553

Net operating income, excluding net termination fees & other - percentage change over prior year	1.8%

Net operating income	$139,324	$135,681
Straight line rents & other	(3,955)	(11,741)
Above/below market rent amortization	(1,793)	(3,679)
Amortization of tenant inducements	699	686
Non-cash ground rent	44	44
Cash - Net operating income	$134,319	$120,991

Cash - Net operating income - percentage change over prior year	11.0%

Cash - Net operating income, excluding net termination fees & other	$131,100	$119,526

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	9.7%

	Six Months Ended June 30,
	2017	2016
Net income:	$28,969	$44,987
Add/(deduct):
Interest income	(556)	(679)
Interest expense	41,741	43,520
Interest expense - amortization of deferred financing costs	1,230	1,418
Interest expense - financing obligation	-	523
Equity in (income) loss of real estate ventures	(336)	2,069
Net gain on real estate venture transactions	(14,582)	(9,057)
Net gain on disposition of real estate	(8,411)	(114,729)
Loss on early extinguishment of debt	-	66,590
Depreciation and amortization	90,155	95,780
General & administrative expenses	15,745	15,196
Provision for impairment	3,057	13,069
Consolidated net operating income	157,012	158,687
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(17,688)	(23,006)
Same store net operating income	$139,324	$135,681